Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-92024, 333-135007, 333-158065, 333-180288, 333-202420), Registration Statement on Form F-4 (No. 333-126531) and Registration Statements on Form S-8 (Nos. 333-103887, 333-104203, 333-109288, 333-113427, 333-127327, 333-143639, 333-145859, 333-155338, 333-162565, 333-170525, 333-176732, 333-183806, 333-197839) of HSBC Holdings plc of our report dated February 22, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

February 25, 2016